UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2012

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 Wild Basin Road, Suite 100, Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Stock Purchase Agreement

The information set forth in Item 2.01 is incorporated herein by reference in its entirety.

Loan Agreement

Effective July 1, 2012, we and our wholly-owned subsidiaries entered into a Loan Agreement (the “Loan Agreement”) with Deerpath Funding, LP, a Delaware limited partnership, as lender, administrative agent and collateral agent (“Deerpath”).

The Loan Agreement provides for a single advance senior secured term loan in the amount of $14,500,000, made on July 5, 2012, which were used to (i) finance the cash purchase consideration for the acquisition described in Item 2.01 below, (ii) pay outstanding indebtedness under the 15% subordinated promissory notes due September 2014 (including partial interest and subordination consent payments of $134,375 to Patrick Goepel, our Chief Executive Officer, and $80,625 to Pinnacle Fund, which is controlled by David Sandberg, our Chairman of the Board of Directors) and the JPMorgan Chase Bank line of credit, and (iii) pay transaction costs and expenses of the term loan and the acquisition.

The Loan Agreement also provides for a conditional commitment to provide additional single advance senior secured term loans from time to time in an aggregate amount not to exceed $5,000,000 to be used for refinancing certain other indebtedness, funding permitted acquisitions or other growth initiatives, and paying fees and expenses of the term loans and permitted acquisitions.

The term loan bears interest at a floating annual rate equal to LIBOR plus 8.00%, subject to a LIBOR floor of 2.00%, and requires monthly payments of interest only beginning on August 1, 2012 and quarterly principal payments of $362,500 beginning on October 1, 2012, with any remaining principal due on July 1, 2016.  We may prepay all or a portion of the principal amount outstanding at any time, subject to a premium ranging from 1% to 5% of the principal amount being prepaid depending on if the prepayment occurs on or before the first, second or third anniversary of the closing date.  The term loan requires mandatory prepayments of outstanding principal with 75% of excess cash flow (such percentage to be reduced to 50% if a specified senior debt to EBITDA ratio is achieved) and, at Deerpath’s election, with proceeds from certain events, including 100% of the net proceeds of any asset sales and issuance of equity securities.

The term loan is secured by a first priority lien on all of our and our subsidiaries’ assets and pledges of 100% of the equity interests in our domestic subsidiaries and 65% of the equity interests in our foreign subsidiaries.

The Loan Agreement contains customary covenants, including but not limited to limitations with respect to debt, liens, mergers and acquisitions, sale of assets, loans or advances to and investments in others, dividends or other distributions, capital expenditures and management compensation. We are also required to maintain EBITDA of not less than $5.65 million beginning with the quarter ending September 30, 2012, with the amount stepping up thereafter; a total debt to EBITDA ratio of not greater than 3.75 to 1.00 beginning with the quarter ending September 30, 2012, with the levels stepping down thereafter; a senior debt to EBITDA ratio of not greater than 2.75 to 1.00 beginning with the quarter ending September 30, 2012, with the levels stepping down thereafter; and a fixed charge coverage ratio of not less than 0.60 to 1.00 beginning with the quarter ending September 30, 2012, with the levels stepping up thereafter. Deerpath may designate one representative to attend all meetings of our and our subsidiaries’ boards of directors as a non-voting observer.

The Loan Agreement contains customary events of default, including, among others, (i) payment defaults, (ii) covenant defaults, (iii) incorrect representations or warranties, (iv) bankruptcy and insolvency events, (v) certain cross defaults and cross accelerations, (vi) certain change of control or change of management events and (vii) certain material adverse events. In some cases, the defaults are subject to customary notice and grace period provisions.

The foregoing description of the Loan Agreement does not summarize or include all terms relating to the financing or all other actions contemplated by the Loan Agreement, and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference in its entirety.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Effective July 1, 2012, we acquired all of the issued and outstanding shares of common stock (the “Shares”) of Meeting Maker – United States, Inc., a Delaware corporation (“Meeting Maker - US”), pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among Meeting Maker Holding BV, a besloten vennootschap organized under the laws of the Netherlands (“Seller”), PeopleCube Holding BV, a besloten vennootschap organized under the laws of the Netherlands, and us. The Stock Purchase Agreement contains certain customary representations, warranties, indemnities and covenants.

The aggregate consideration for the Shares consisted of (i) $9.8 million in cash, subject to a post-closing working capital adjustment, (ii) 255,000 shares of our common stock, par value $0.01 per share, and (iii) an additional $3 million in cash that is due on October 31, 2014, subject to offset of any amounts owed by Seller under the indemnification provisions of the Stock Purchase Agreement. The $9.8 million cash portion of the purchase price was funded with proceeds from the Loan Agreement. As a result of the acquisition, Meeting Maker - US became our direct wholly-owned subsidiary.

The foregoing description of the Stock Purchase Agreement does not summarize or include all terms relating to the acquisition or all other actions contemplated by the Stock Purchase Agreement, and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference in its entirety.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Loan Agreement” in Item 1.01 is incorporated herein by reference in its entirety.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 is incorporated herein by reference in its entirety.

The issuance and sale of the shares of our common stock in connection with the acquisition are exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof and Rule 506 of Regulation D thereunder.

Item 7.01.  Regulation FD Disclosure.

On July 5, 2012, we issued a press release announcing the acquisition.  A copy of the press release is furnished (not filed) as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial statements of business acquired.

All financial statements required with respect to the acquisition described in Item 2.01 herein will be filed by amendment to this Current Report on Form 8-K within 71 calendar days from the date that this Current Report on Form 8-K is required to be filed.

(b)           Pro forma financial information.

All pro forma financial information required with respect to the acquisition described in Item 2.01 herein will be filed by amendment to this Current Report on Form 8-K within 71 calendar days from the date that this Current Report on Form 8-K is required to be filed.

(d)           Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of July 1, 2012, between Meeting Maker Holding B.V., PeopleCube Holding B.V. and Asure Software, Inc.
10.1
Loan Agreement dated as of July 1, 2012 by and among Asure Software, Inc. as the Company, ADI Software, LLC, Asure Legiant, LLC, Meeting Maker – United States, Inc. and the other borrowers from time to time party hereto  Deerpath Funding, LP as Agent and the lenders from time to time Party hereto.

99.1	Press Release dated July 5, 2012 (furnished, not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: July 6, 2012                                                                By /s/ Patrick Goepel
             Patrick Goepel, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of July 1, 2012, between Meeting Maker Holding B.V., PeopleCube Holding B.V. and Asure Software, Inc.
10.1
Loan Agreement dated as of July 1, 2012 by and among Asure Software, Inc.as the company, ADI Software, LLC, Asure Legiant, LLC, Meeting Maker – United States, Inc. and the other borrowers from time to time party hereto Deerpath Funding, LP as Agent and the lenders from time to time party hereto.

99.1	Press Release dated July 5, 2012 (furnished, not filed).